Exhibit 107

Calculation of Filing Fee Tables

S-1/A
(Form Type)

TG-17, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Market Value of Securities(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock; par value $0.0001	457	(f)	25,783,879	$12.43	$320,493,616	0.00013810	$44,260.17
Fees Previously Paid	Equity	Common Stock; par value $0.0001	457	(f)	8,290,298	12.36	102,468,083	0.00013810	$14,150.85
Carry Forward Securities
Carry Forward Securities	None.
	Total Offering Amounts						$422,961,699		$58,411.02
	Total Fees Previously Paid						102,468,083		$14,150.85
	Total Fee Offsets								—
	Net Fee Due								$44,260.17

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	Based on third-party valuation.